UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): July 18, 2008

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Robinson’s Bend Field NPI

The majority of the properties of Constellation Energy Partners LLC (the “Company”) located in the Robinson’s Bend Field in Alabama’s Black Warrior Basin are subject to a non-operating net profits interest (the “NPI”) held by Torch Energy Royalty Trust (the “Trust”). The NPI is a non-operating net revenue interest upon specified natural gas sales revenues from specified wells in the Black Warrior Basin (the “Trust Wells”) reduced by specified associated expenditures. The units of the Trust are listed for trading on the New York Stock Exchange (the “NYSE”). An affiliate of Torch Energy Company conveyed the NPI to the Trust in November 1993, together with net profits interests on three other properties. We acquired our properties in the Robinson’s Bend Field subject to the NPI.

The Gas Purchase Contract

A gas purchase contract was executed in connection with the formation of the Trust in 1993, which established a minimum price for the purchase of the gas from the Trust Wells, as well as a sharing arrangement when the applicable index price for gas increased over a specified sharing price. Despite increases in recent years in spot prices for natural gas, this sharing arrangement under the gas purchase contract has had the effect of keeping the payments to the Trust significantly lower than if the NPI were calculated using the prevailing market price for production from the Trust Wells.

Termination of the Trust and Gas Purchase Contract

On January 29, 2008, the unitholders of the Trust voted to terminate the Trust and the trust agreement and authorized the trustee to wind up, liquidate and distribute the assets held by the Trust under the terms of the trust agreement. The gas purchase contract, by its terms, was also terminated on January 29, 2008 as a result of the termination of the Trust.

Arbitration

As previously disclosed, a dispute arose in January 2008 over whether the termination of the gas purchase contract also terminated the sharing arrangement for purposes of calculating ongoing payments owed to the holder of the NPI. On January 25, 2008, Torch Royalty Company (“Torch Royalty”), Torch E&P Company (“Torch E&P”) and the Company (collectively, the “Claimants”) sent notice of a demand for arbitration before Judicial Arbitration and Mediation Services (“JAMS”) to Wilmington Trust Company, as Trustee (“Trustee”) for the Trust, and to Capital One, NA, as successor to Hibernia National Bank, as trustee for Torch Energy Louisiana Royalty Trust, pursuant to the operative dispute resolution provisions of the agreement governing the Trust, the NPI and the Other NPIs (defined below). The Claimants are working interest owners in certain oil and gas fields located in Texas, Louisiana and Alabama. The working interests owned by the other Claimants are similarly subject to net profit interests (the “Other NPIs”) that are also based on the gas purchase contract. In April 2008, Trust Venture Company, LLC (“Trust Venture”) was permitted to intervene in the arbitration proceeding under an agreement whereby Trust Venture and its affiliates agreed to be bound by the final award in that proceeding. According to Trust Venture’s filings with the Securities and Exchange Commission, Trust Venture owns or controls approximately 75% of the outstanding Trust units.

In the arbitration demand, we and the other Claimants sought a declaratory judgment that the NPI payments, as well as the payments owed in respect of the Other NPIs, will continue to be calculated using the sharing arrangement under the gas purchase contract even though the Trust and the gas purchase contract have been terminated. The Trust and the interveners filed a counter-demand in which they sought a declaratory judgment that, following the termination of the gas purchase contract, the NPI payments will no longer be calculated by reference to the sharing arrangement contained in the gas purchase contract, but instead by reference to the contracts under which production from the Trust Wells is actually sold.

An arbitration hearing was held before a panel of three arbitrators in Houston, Texas in mid June 2008. On July 18, 2008, the arbitration panel issued its final award (the “Final Award”) in which the panel found and concluded, among other things, that:

•	the termination of the gas purchase contract did not alter or affect its incorporation by reference into the conveyances that created the NPI and Other NPIs;

•	the sharing arrangement and other pricing terms of the gas purchase contract continue to burden the NPI and Other NPIs and will do so for the lives of the NPI and Other NPIs; and

•	specifically, the sharing arrangement and other pricing terms of the gas purchase contract will continue to control the amount owed to the holder of the NPI and Other NPIs.

The arbitrators also denied each party’s request for fees and costs; each party must bear its own fees and costs related to the arbitration.

Class D Interests

In order to address, to a limited extent, the risks of the potential adverse impact on our operating results from early termination, without the prior consent of our board of managers, of the sharing arrangement in respect of the calculation of amounts payable to the holder of the NPI, Constellation Holdings, Inc. (“CHI”) contributed to us at the closing of our initial public offering $8.0 million for all of our Class D interests. Under the terms of our operating agreement, as amended, this contribution will be returned to CHI in 24 special quarterly distributions over a period of approximately six years if the sharing arrangement remains in effect during that period. In connection with the initiation of the arbitration proceeding mentioned above and the issues that were the subject of the arbitration demand, all quarterly cash contributions with respect to the Class D interests were suspended beginning with the special quarterly cash distributions for the three months ended March 31, 2008 and extending until the arbitration proceeding was finally resolved. After the payment of the special quarterly distribution for the quarter ended December, 31, 2007, the remaining undistributed amount of the Class D interests is $6.7 million.

Now that arbitration panel has issued its Final Award and it appears that amounts payable to the holder of the NPI will continue to be calculated based on the sharing arrangement, we intend, pursuant to our operating agreement, to lift the suspension of and resume making quarterly cash distributions in respect of the Class D interests beginning with the special quarterly cash distribution for the three months ending September 30, 2008. Also pursuant to our operating agreement, we intend to make a one-time special cash distribution of $666,666.66 in respect of our Class D interests for the quarterly periods ended March 31 and June 30, 2008. We expect to make this special cash distribution contemporaneously with the special quarterly cash distribution for the three months ending September 30, 2008.

The Company issued a press release relating to the Final Award, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01 Other Events.

The Company has made certain statements in this Current Report on Form 8-K, and the press release filed herewith, that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K, and the press release filed herewith, are not guarantees of future performance, and the Company cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in the Company’s Securities and Exchange Commission filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and the press release filed herewith. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: July 23, 2008	By:	/s/ Charles Ward
Charles Ward
Chief Financial Officer